STANDBY PURCHASE AGREEMENT AMENDMENT This STANDBY PURCHASE AGREEMENT AMENDMENT (this “Agreement”), dated as of January 10, 2019, is made by and among Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”), Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), and Elliott International, L.P., a Cayman Islands, British West Indies limited partnership (“Elliott International” and, collectively with Elliott Associates, “Elliott”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Standby Purchase Agreement (as defined below). WHEREAS, the Company and Elliott previously entered into a Standby Purchase Agreement on November 8, 2018, attached hereto as Annex A (the “SPA”), pursuant to which Elliott agreed to (i) exercise its Basic Subscription Right in full in connection with the Rights Offering and (ii) to the extent that the Rights Offering is not fully subscribed, purchase from the Company, at a price per share equal to the Subscription Price, all unsubscribed shares of Common Stock in the Rights Offering, in accordance with the percentages set forth in Schedule 1 of the SPA; WHEREAS, the SPA provides for an outside date of January 31, 2019; and WHEREAS, the Company and Elliott desire to amend Section 3 and Section 14 of the SPA to provide that all references to January 31, 2019 are replaced with a time and date of 11:59 p.m. Eastern Time on March 1, 2019. NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties, and covenants contained herein, each of the parties hereto hereby agrees as follows: 1. Amendment. The Company and Elliott hereby agree that Section 3 and Section 14 of the SPA shall be amended such that every reference to “January 31, 2019” shall be replaced with “11:59 p.m. Eastern Time on March 1, 2019.” 2. Binding. This Agreement shall be binding on Elliott Associates and Elliott International and their respective affiliates, successors, heirs, personal representatives, and assigns. 3. No Modification. Other than as provided in Section 1 herein, this Agreement shall not be construed to waive or amend any other section or provision of the SPA, which shall remain in full force and effect. 4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. 5. Counterparts. This Agreement may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement. 6. Effectiveness. This Agreement shall be effective on the date first above written. [SIGNATURES BEGIN NEXT PAGE] PHX 332872181v2